UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 27, 2024

Dear Fellow Shareholder:

I invite you to attend our annual meeting of shareholders on May 9, 2024 in the auditorium of DallasNews Corporation’s corporate headquarters located at 1954 Commerce Street, Dallas, Texas. We hope that you will be able to attend.

Materials being provided include the Notice of Annual Meeting setting forth the business expected to come before the meeting, the 2024 proxy statement and DallasNews’ 2023 annual report. If you requested printed versions of the materials by mail, these materials also include a proxy/voting instruction card for the annual meeting. The proxy statement tells you more about the agenda and voting procedures for the meeting and provides information about DallasNews’ directors nominated for election at this year’s meeting.

As permitted by the rules of the Securities and Exchange Commission, most of the Company’s shareholders were mailed a Notice of Internet Availability of Proxy Materials with instructions for electronically accessing these proxy materials and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how you may obtain printed copies of our proxy materials free of charge. We believe that this approach allows us to provide shareholders with the information they need to vote their shares while reducing delivery costs and conserving natural resources.

For those DallasNews shareholders with access to the Internet, we encourage you to vote your shares online. Detailed instructions on how to vote over the Internet or by telephone are set forth in the proxy materials and in the Notice of Internet Availability of Proxy Materials. We encourage you to elect to receive future annual reports, proxy statements and other materials over the Internet by following the instructions in the proxy statement. This electronic means of communication is quick and convenient and reduces the Company’s printing and mailing costs.

Whether or not you attend the meeting, it is important that your shares be represented at the annual meeting. I encourage you to vote your shares as soon as possible either by returning your proxy/voting instruction card or by voting using the Internet or telephone voting procedures outlined in the proxy materials or in the Notice of Internet Availability of Proxy Materials.

I hope to see you on May 9.

Sincerely,

John A. Beckert

Chairman of the Board

P. O. Box 224866 Dallas, Texas 75222-4866    Tel. 214.977.8869    Fax 214.977.8285

www.dallasnewscorporation.com    Deliveries: 1954 Commerce Street    Dallas, Texas 75201

P. O. Box 224866

Dallas, Texas 75222-4866

www.dallasnewscorporation.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2024

9:30 a.m., Central Daylight Time

To DallasNews Shareholders:

Please join us for the 2024 annual meeting of shareholders of DallasNews Corporation. The 2024 annual meeting will be held in the auditorium of our corporate headquarters at 1954 Commerce Street, Dallas, Texas 75201 on Thursday, May 9, 2024, at 9:30 a.m., Central Daylight Time. We strongly encourage you to vote your shares prior to the annual meeting. Procedures for voting your shares during the meeting are contained in these proxy materials.

Your proxy card or voting instruction card accompanying your proxy materials includes a 16-digit control number that will allow you to vote your shares via the Internet.

At the annual meeting, holders of DallasNews Series A common stock and DallasNews Series B common stock will act on the following matters:

1.	Election of the directors named in the proxy statement;

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

3.	Any other matters that may properly come before the meeting.

All record holders of shares of DallasNews Series A common stock and DallasNews Series B common stock at the close of business on March 13, 2024 are entitled to vote at the meeting or at any postponement or adjournment of the meeting. In accordance with the Texas Business Organizations Code, a list of our shareholders of record will be available and may be inspected for a period of at least 10 days prior to the annual meeting. If you want to inspect the shareholder list, call our Treasury Department at (214) 977-2744 to schedule an appointment or request access. The list of shareholders of record will also be available for review at the annual meeting.

As permitted by the rules of the Securities and Exchange Commission, we are furnishing our proxy materials to shareholders via the Internet. Shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will expedite receipt of the materials by our shareholders, reduce any environmental impact, and lessen our printing and mailing costs.

The Notice of Internet Availability of Proxy Materials identifies the date and time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a website where shareholders can access the proxy materials and vote their shares; and a toll-free telephone number, an email address and a website where shareholders can request free of charge an electronic copy of the proxy materials, including our proxy statement, annual report to shareholders, and form of proxy/voting instruction card.

By Order of the Board of Directors

KATY MURRAY

Secretary

March 27, 2024

P. O. Box 224866

Dallas, Texas 75222-4866

www.dallasnewscorporation.com

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held On May 9, 2024

This proxy statement contains information related to the annual meeting of shareholders of DallasNews Corporation (“DallasNews,” the “Company,” “we,” “our” or “us”) to be held on Thursday, May 9, 2024, beginning at 9:30 a.m., Central Daylight Time, and any postponement or adjournment of the meeting. The 2024 annual meeting will be held in the auditorium of our corporate headquarters at 1954 Commerce Street, Dallas, Texas 75201.

Your proxy card or voting instruction card accompanying your proxy materials includes a 16-digit control number that will allow you to vote your shares via the Internet.

A Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed or otherwise sent to shareholders of DallasNews on or about March 27, 2024. Paper copies of this proxy statement and related proxy/voting instruction card will be distributed to shareholders beginning on or about March 27, 2024.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting to be held on May 9, 2024 at 9:30 a.m., Central Daylight Time. DallasNews’ 2024 proxy statement and 2023 annual report, which includes consolidated financial statements for the year ended December 31, 2023, are available at www.proxyvote.com and may be accessed by entering the 16-digit control number found in your proxy card or voting instruction card. These documents are also posted on our website at www.dallasnewscorporation.com.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of directors, ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, and any other matters properly brought before the meeting. Management will report on DallasNews’ performance in 2023 and respond to questions and comments from shareholders.

Who can participate in the annual meeting?

Shareholders and guests of DallasNews may participate in the annual meeting.

Who may vote at the meeting?

Only shareholders who owned DallasNews shares of common stock at the close of business on March 13, 2024 (the “record date”), or their duly appointed proxies, are entitled to vote at the meeting, or at any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 4,737,852 shares of Series A common stock and 614,638 shares of Series B common stock were outstanding and entitled to vote.

In accordance with the Texas Business Organizations Code, a list of our shareholders of record will be available and may be inspected for a period of at least 10 days prior to the annual meeting. If you want to inspect the shareholder list, call our Treasury Department at (214) 977-2744 to schedule an appointment or request access. The list of shareholders of record will also be available for review during the annual meeting.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of DallasNews Series A and Series B common stock will vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials via the Internet and has sent the Notice to its shareholders. Shareholders can access the proxy materials on the website referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a proxy/voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set forth in the Notice. If you hold DallasNews shares in your DallasNews Savings Plan account, the Notice also has instructions on how to provide your voting instructions via the Internet.

In addition, all shareholders may request to receive proxy materials electronically by email on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and environmental impacts.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present either in person or represented by proxy. A majority of the voting power of the outstanding shares of common stock eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, either in person or represented by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may receive more than one Notice or proxy/voting instruction card depending on how you hold your shares. It is important that you follow the instructions on each card or Notice and vote the shares represented by each card separately.

A representative of Broadridge Financial Solutions, Inc. will tabulate votes and serve as Inspector of Election for the meeting.

Shareholders of record. If you hold shares directly and are listed as a shareholder on DallasNews’ stock records, you may vote in person if you attend the meeting or you may vote by proxy which gives the proxy holder the right to vote your shares on your behalf. You may vote by proxy (i) online via the Internet before the annual meeting at www.proxyvote.com, (ii) by telephone from the United States, using the number on the proxy card, or (iii) by completing and returning the proxy card in the envelope provided. Shares represented by proxy cards that are properly completed and submitted will be voted in accordance with the shareholder’s instructions. We strongly encourage shareholders to vote by proxy prior to the meeting. Shares represented by proxy will be voted during the meeting. Proxies may be revoked at any time prior to the time at which voting closes during the meeting by (i) timely submitting a valid, later-dated proxy; (ii) delivering a written notice of revocation to the Corporate Secretary of the Company; or (iii) voting online prior to the annual meeting. Please note that attending the meeting without casting a vote will not revoke any previously submitted proxy. If you properly complete and sign your proxy card, but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted FOR all nominees standing for election as directors and FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Shares held in broker or other nominee name (“street name”). If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in “street name.” This proxy statement and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record.

If you hold shares in street name, as the beneficial owner of shares, you have the right to instruct your broker (or bank or other nominee) on how to vote those shares on your behalf, and you will receive a Notice or, if you request, a copy of the proxy materials, including a voting instruction form, directly from your broker. You may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures. If you provide voting instructions to your broker, your shares will be voted as you direct. If you do not provide voting instructions, pursuant to the rules of The Nasdaq Stock Market LLC (the “Nasdaq”), your broker may vote your shares only with respect to proposals as to which it has discretion to vote under Nasdaq’s rules. For any other proposals, the broker may not vote your shares at all, which is referred to as a “broker non-vote.” Please note that, in the absence of your specific instructions as to how to vote, your broker will have discretionary authority to vote your shares with respect to Proposal Two (ratification of the appointment of Grant Thornton LLP) but will not have discretionary authority to vote your shares with respect to Proposal One (election of directors). Please provide instructions to your broker regarding the voting of your shares. Alternatively, you may vote these shares in person at the meeting by following the instructions below under “How do I vote in person.”

Shares held in your DallasNews Savings Plan account. These shares may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. For more information, please refer to the question and answer “How do I vote my shares held in the DallasNews Savings Plan” below.

If you want to vote using the Internet or telephone, please follow the instructions on each proxy/voting instruction card or in the Notice and have the proxy/voting instruction card or the Notice available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy/voting instruction cards must be received, and votes cast using the Internet or telephone must be cast, by the date and time noted on the card or in the Notice.

How do I vote in person at the meeting?

For shares held of record in your name, you may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee (street name), you must provide a “legal proxy” from the broker or nominee evidencing your authority to vote shares held by the broker held for your account at the close of business on March 13, 2024. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy. Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls. Voting instructions with respect to shares held in the DallasNews Savings Plan must be submitted by 11:59 p.m. Eastern Time on May 7, 2024, and may not be provided at the meeting.

Even if you plan to attend the annual meeting in person, we recommend that you vote in advance, as described above under “How Do I Cast My Vote” so that your vote will be counted if you later decide not to attend the annual meeting in person.

Can I change my vote or revoke my proxy prior to the final voting?

Yes. For shares held of record in your name, you may revoke your proxy (including an Internet or telephone vote) by:

➤	filing a written notice of revocation with the Secretary of DallasNews at any time prior to the annual meeting; or

➤	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card; or

➤	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

➤	voting by ballot at the annual meeting. Attendance at the annual meeting does not by itself revoke a previously granted proxy, unless you vote again during the annual meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through the Savings Plan, please see “How do I vote my shares held in the DallasNews Savings Plan” below.

How do I vote my shares held in the DallasNews Savings Plan?

Fidelity Management Trust Company is the plan trustee for the DallasNews Savings Plan (the “Savings Plan”). Only the plan trustee can vote the shares held by the Savings Plan. If you participate in the Savings Plan and had full shares of DallasNews common stock credited to your account as of the record date, you received a Notice in lieu of a paper copy of our proxy materials. The Notice includes instructions on how to access the materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet or telephone. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plan before the annual meeting, the plan trustee must receive your voting instructions by May 7, 2024. If you sign, date and return a paper voting instruction card but do not check any boxes on the card, the plan trustee will vote your shares FOR the nominees standing for election as directors named in this proxy statement and FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. In addition, at its discretion, the plan trustee will be authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. If the plan trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by 11:59 p.m. Eastern Daylight Time on May 7, 2024, the plan trustee will vote your shares in the same proportion as the shares in the Savings Plan for which voting instructions have been received from other plan participants. You may revoke or modify previously given voting instructions by 11:59 p.m. Eastern Daylight Time on May 7, 2024, by submitting a new voting instruction by Internet or telephone, filing with the plan trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What happens if I do not give specific voting instructions?

If you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card or voting instruction card without giving specific voting instructions, then the proxy holders or the plan trustee, as appropriate, will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement as follows: FOR the nominees standing for election as directors named in this proxy statement and FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. In addition, the proxy holders or the plan trustee, as appropriate, may vote in their discretion on any other matter that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

If you hold your shares through a broker, and you do not provide any voting instructions on the Internet or by telephone and do not return a voting instruction form, your broker may vote your shares at its discretion only on certain “routine matters.” If the organization that holds your shares does not receive any voting instructions from you, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote your shares with respect to “non-routine” matters. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The Company believes that Proposal One, the election of directors, is a “non-routine matter” for which a broker (or bank or other nominee) will not be permitted to vote any uninstructed shares. The aggregate number of unvoted shares for Proposal One will be reported as “broker non-votes.” The Company believes that Proposal

Two, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, is a “routine matter” on which your broker (or bank or other nominee) will be permitted to vote uninstructed shares.

How are broker non-votes and abstentions treated?

For Proposal One, the election of directors, abstentions and broker non-votes have no effect. An abstention will have the same effect as a vote cast against the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Broker non-votes are not applicable to the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

What vote does the Board recommend?

The Board recommends a vote:

FOR all director nominees named in this proxy statement, and

FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each proposal?

➤ Election of directors (Proposal One) — The affirmative vote of a plurality of the votes cast represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among several candidates as you see fit. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present. Shares held in broker or street name cannot be voted on this proposal without your instruction.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation, and the Board will act on such resignation as provided in the Company’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix A.

➤ Ratification of appointment of independent registered public accounting firm (Proposal Two) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for 2024. With respect to shares held in broker or street name, your broker (or bank or other nominee) has discretion to vote any uninstructed shares on this matter.

➤ Other matters — Unless otherwise required by law or the Company’s Certificate of Formation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the annual meeting.

PROXY SOLICITATION

Your proxy is being solicited on behalf of DallasNews’ Board of Directors. In addition to use of the mail, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees and agents of DallasNews. DallasNews pays the costs of this proxy solicitation.

We supply brokers, nominees and other custodians with proxy forms, proxy statements and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees and other custodians for their reasonable expenses.

DALLASNEWS CORPORATION STOCK OWNERSHIP

The following tables set forth information about the beneficial ownership of DallasNews common stock by our current directors, nominees for election as director, our named executive officers (as defined below), all current directors, director nominees and executive officers as a group, and by each person known to DallasNews to own more than 5% of the outstanding shares of DallasNews Series A or Series B common stock, based on 4,737,852 Series A shares, 614,638 Series B shares and 5,352,490 combined Series A and Series B shares issued and outstanding as of the close of business on March 18, 2024.

Under SEC rules, the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership rather than direct ownership of issued and outstanding shares, except as described in footnote (1) to the Other Principal Shareholders table below.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned.

DallasNews Corporation Stock Ownership of Directors and Executive Officers

Shares of Common Stock Beneficially Owned And Percentage of Outstanding Shares (1)(2)
							Combined			Combined
	Series A			Series B			Series A and Series B			Series A and Series B
Name	Number	Percent		Number	Percent		Number	Percent		Votes	Percent

Grant S. Moise*◆+	6,308	*	*	0	*	*	6,308	*	*	6,308	*	*

Mary Kathryn (Katy) Murray+	6,369	*	*	0	*	*	6,369	*	*	6,369	*	*

John A. Beckert*◆	13,910	*	*	0	*	*	13,910	*	*	13,910	*	*

Louis E. Caldera*◆	7,590	*	*	0	*	*	7,590	*	*	7,590	*	*

Ronald D. McCray*◆	7,534	*	*	0	*	*	7,534	*	*	7,534	*	*

Dunia A. Shive*◆	3,761	*	*	0	*	*	3,761	*	*	3,761	*	*

All directors, director nominees and executive officers as a group (7 persons)	45,472	1.0%		0	*	*	45,472	*	*	45,472	*	*

*	Director
◆	Nominee
+	Named Executive Officer
**	Less than one percent

(1)

Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or may receive upon the vesting and payment of restricted stock unit (“RSU”) awards, if any. None of our named executive officers or directors held any RSUs or stock options on March 18, 2024 or otherwise had the right to acquire additional shares within 60 days thereafter.

(2)	The number of shares shown in the table above includes shares held in the DallasNews Savings Plan.

DallasNews Corporation Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned And Percentage of Outstanding Shares
	Series A		Series B			Combined Series A and Series B (1)		Combined Series A and Series B
Name and Address	Number	Percent	Number	Percent		Number	Percent	Votes	Percent
Robert W. Decherd (1)(2)	78,165	1.6%	565,606	92.0%		643,771	12.0%	5,734,225	52.7%
P.O. Box 655237 Dallas, TX 75205-5237
Allspring Global Investments Holdings, LLC; Allspring Global Investments, LLC; and Allspring Funds Management, LLC (3)	512,361	10.8%	—	*	*	512,361	9.6%	512,361	4.7%
525 Market Street, 10th Floor San Francisco, CA 94105
Dolphin Limited Partnership III, L.P., Dolphin Associates III, LLC, Dolphin Holdings Corp. III, Scann2 Partners, L.P., Scann2, LLC, The Netter Children Trust, The Donald T. Netter Charitable Remainder Unitrust, SDAS, LLC, and Donald T. Netter (4)	244,481	5.2%	—	*	*	244,481	4.6%	244,481	2.2%
117 East Putnam Avenue Riverside, CT 06878

**	Less than one percent

(1)

These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above. Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If Mr. Decherd’s Series A shares total included shares into which Series B shares held are convertible, Mr. Decherd would be deemed to be the beneficial owner of 12.1% of the Series A shares.

(2)

Based upon information contained in Amendment No. 10 to Mr. Decherd’s report on Schedule 13D, as filed with the SEC on February 21, 2020, and in a Form 4 filed with the SEC on March 2, 2020. The following shares are included in Robert W. Decherd’s individual holdings because he has either sole or shared voting or dispositive power with respect to such shares: 75,072 Series B shares held by The Decherd Foundation for which Mr. Decherd serves as chairman and director; and 1,157 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

(3)

Based upon information contained in Amendment No. 4 to its report on Schedule 13G for the year ended December 31, 2023, as filed with the SEC on January 12, 2024, Allspring Global Investments Holdings, LLC has sole voting power with respect to 494,261 of these shares and has sole dispositive power with respect to 512,361 of these shares. Allspring Global Investments, LLC has sole voting power with respect to 57,664 of these shares, and sole dispositive power with respect to 512,361 of these shares. Allspring Funds Management, LLC has sole voting power with respect to 436,597 of these shares and sole dispositive power with respect to 0 of these shares. The Amendment No. 4 to Schedule 13G was filed jointly by Allspring Global Investments Holdings, LLC, Allspring Global Investments, LLC and Allspring Funds Management, LLC.

(4)

Based upon information contained in its report on its Schedule 13G as of September 10, 2021, as filed with the SEC on September 22, 2021, (i) Dolphin Limited Partnership III, L.P. (“Dolphin III”) has sole voting and dispositive power with respect to 101,505 of these shares, (ii) Dolphin Associates III, LLC (“Dolphin

Associates”) has sole voting and dispositive power with respect to 101,505 of these shares, (iii) Dolphin Holdings Corp. III (“Dolphin Holdings”) has sole voting and dispositive power with respect to 101,505 of these shares; (iv) Scann2 Partners, L.P. has sole voting and dispositive power with respect to 30,125 of these shares; (v) Scann2, LLC has sole voting and dispositive power with respect to 30,125 of these shares: (vi) The Netter Children Trust (“Trust”) has sole voting and dispositive power with respect to 7,500 of these shares; (vii) The Donald T. Netter Charitable Remainder Unitrust (“Remainder Trust”) has sole voting and dispositive power with respect to 15,000 of these shares; (viii) SDAS, LLC has sole voting and dispositive power with respect to 90,351 of these shares; and Donald T. Netter has sole voting and dispositive power with respect to 244,481 of these shares. Dolphin Associates serves as general partner of Dolphin III. Dolphin Holdings serves as the managing member of Dolphin Associates. Mr. Netter serves as the Senior Managing Director of Dolphin Holdings. Mr. Netter has sole voting and dispositive power over the shares held by Dolphin III. Mr. Netter disclaims beneficial ownership of the securities held by Dolphin III, except to the extent of his pecuniary interest therein. The address of each of the foregoing entities and persons is listed in the table above, except for SDAS, LLC, the address of which is 4020 Jackson Blvd, Rapid City, SD 57702.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under DallasNews’ equity compensation plans as of December 31, 2023:

	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders	—	—	—	—	1,000,000

Equity Compensation Plans Not Approved by Shareholders	—	—	—	—	—

Total	—	—	—	—	1,000,000

(1)	No options, warrants or rights were outstanding at December 31, 2023.

(2)

DallasNews’ equity compensation plan allows the Compensation and Management Development Committee to designate at the time of grant that awards will be settled in either Series A or Series B common stock.

PROPOSAL ONE: ELECTION OF DIRECTORS

DallasNews’ bylaws provide that the Board of Directors comprises four to eight directors who are elected annually. The number of directors is determined by resolution of the Board of Directors consistent with the bylaws. The number of directors has been set at five. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 72nd birthday.

Selection, Qualifications and Experience of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying director candidates and making recommendations to the Board. The Board is ultimately responsible for nominating recommended candidates for election to the Board. The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. Candidates may come to the Nominating and Corporate Governance Committee’s attention through current Board members, shareholders or other persons. In evaluating director candidates, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to activities of the Board. The Nominating and Corporate Governance Committee also may take into account any specific financial, technical or other expertise, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Nominating and Corporate Governance Committee considers these criteria in the context of the perceived needs of the Board as a whole. For more information regarding the Nominating and Corporate Governance Committee and the nominee selection and evaluation process, please see “Corporate Governance — Committees of the Board — Nominating and Corporate Governance Committee.”

Based on a review of the background and experiences of the directors, we believe that each of our directors possesses the professional and personal qualifications necessary for service on the DallasNews Board of Directors. In the individual biographies below, we have highlighted particularly noteworthy attributes of each Board member that led to the Board’s conclusion that the person should serve as a DallasNews director in light of the Company’s business and structure. In addition, we note that, based on their length of service to the Company, several of our directors have significant exposure to both our business and the communities in which we operate.

Board Diversity

The following summarizes the diversity of our Board of Directors, as self-disclosed by our directors:

	Female	Male	Non-Binary
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black		1
Asian
Hispanic or Latino		1
Native Hawaiian or Pacific Islander
White		2
Middle Eastern	1
Two or More Races or Ethnicities
LGBTQ+: 0
Directors who are Military Veterans: 1
Directors with Disabilities: 0

Nominees for DallasNews Directors

Each of the following candidates has been nominated by the Board, is an incumbent director and will be eligible to serve a one-year term until the 2025 annual meeting and until his or her successor is elected and qualified. The independence of each director is addressed under “Corporate Governance — Director Independence.”

Each independent director, with the exception of Ms. Shive, serves on each of the three standing committees of the Board (Audit, Compensation and Management Development, and Nominating and Corporate Governance). Ms. Shive serves on the Compensation and Management Development Committee and is Chairman of the Nominating and Corporate Governance Committee. Mr. Moise does not serve on any standing committee of the Board.

John A. Beckert	Director since September 2011
Age 70	Chairman of the Board

John Beckert is retired and previously was an Operating Partner for Highlander Partners, L.P., a private equity firm, from March 2012 to December 2021. He served as a Special Advisor to Highlander Partners from October 2010 to March 2012. John served ClubCorp, Inc., a golf course and resort management company, as chief executive officer from June 2004 through December 2006 and chief operating officer from August 2002 through June 2004. He became chairman of the board and a director of ClubCorp Holdings, Inc. in August 2013 prior to the company’s initial public offering and served in this role until the sale of ClubCorp, Inc. in September 2017. John served as chairman of the board of The Composites Group, a company that develops and manufactures thermoset plastic compounds and custom molded components, from December 2010 to November 2014. He was a member of the board of directors of Meisel, a digital graphic arts provider, until December 2012. From May 2000 until July 2002, John was a partner in Seneca Advisors L.L.P., a Dallas-based consulting and private investment firm, and from 1985 to April 2000, he served as chief operating officer of Dallas-based Bristol Hotels & Resorts, then the largest independent hotel operating company in North America. John serves on the board of The North Texas Food Bank.

As a result of these experiences and others, John possesses extensive business and leadership experience in large organizations, and knowledge and background in accounting, finance and tax. As a result of such experiences, together with his private equity experience, the Board’s collective qualifications, skills and experience are strengthened.

Louis E. Caldera	Director since March 2011
Age 67	Chairman, Compensation and Management Development Committee

Louis Caldera works as a private investor and corporate director. He has served as a Senior Lecturer of Business Administration at Harvard Business School since July 2023. Since 2021, Louis has served as a director of Meritage Homes Corporation and of Granite Construction, Inc. He also serves as a senior advisor to Belay Associates, LLC, a private equity firm, and its affiliate Everest Consolidator Acquisition Corporation. From September 2018 to June 2021, Louis served as a distinguished adjunct professor of law at American University Washington College of Law and from September 2016 to June 2018 as a professor of leadership and a senior fellow of the George Washington University Cisneros Hispanic Leadership Institute. Louis served as Secretary of the Army in the Clinton Administration and as an assistant to the president and director of the White House Military Office in the Obama Administration. He also served as president of The University of New Mexico from August 2003 to February 2006 and as vice chancellor of the California State University from 2001 to 2003. Louis began his career as an Army officer, corporate lawyer and California state legislator. Louis is a former director of Career Education Corp. (March 2013 to October 2015), DallasNews Corporation (December 2007 to January 2009), Belo Corp. (July 2001 to February 2008), IndyMac Bancorp, Inc. (May 2002 to August 2008), and Southwest Airlines Company (March 2003 to January 2009). Louis is the co-founder and co-chair of the Presidents’ Alliance on Higher Education and Immigration and serves on the board of the Latino Corporate Directors Association.

Louis has significant experience and knowledge in the leadership of large organizations, accounting and finance, as well as governmental policy and public company board experience (including audit committee chairmanship experience). These skills, together with his legal training and experience, serve to strengthen the Board’s collective qualifications, skills and experience.

Ronald D. McCray	Director since September 2010
Age 66	Chairman, Audit Committee

Ronald McCray is a retired chairman and chief executive officer, and works as a private investor and corporate director. Ronald has served on the board of directors of Pathward Financial, Inc. since February 2021 and PowerSchool Holdings, Inc. since May 2021. Ronald is also an advisor to RLJ Equity Partners. He previously served as chairman of the board of Career Education Corporation, a for-profit education services company, from July 2015 to October 2015 and served as its interim president and chief executive officer from February 2015 to April 2015. Ronald served as vice president and chief administrative officer of Nike, Inc. from August 2007 until May 2009. He served as senior vice president — law and government affairs of Kimberly-Clark Corporation from August 2003 until August 2007, and as its chief compliance officer from November 2004 until August 2007. Ronald joined Kimberly-Clark in 1987 and held other senior positions prior to 2003 and also served as a member of the management executive committee. Before joining Kimberly-Clark, Ronald was an attorney at the law firms of Weil, Gotshal & Manges in New York and Jones Day in Dallas. Ronald is a former director of TESSCO Technologies, Inc., Knight-Ridder, Inc., Kimberly-Clark de Mexico, S.A. de C.V., EveryWare Global, Inc. and the Federal Retirement Thrift Investment Board. Additionally, Ronald is a member of the governing boards of Charleston Jazz, Newport Festivals Foundation and trustee emeritus and former vice chairman of the Cornell University board of trustees.

Ronald has significant experience and knowledge in the leadership of large organizations, accounting, finance, corporate governance, risk management, operations and marketing, as well as public company board experience. These skills, together with his legal training and experience, serve to strengthen the Board’s collective qualifications, skills and experience.

Grant S. Moise	Director since May 2022
Age 48

Grant Moise became chief executive officer of DallasNews Corporation in May 2022 and has been publisher and president of The Dallas Morning News since March 2018. In his role, Grant is responsible for both The Dallas Morning News and Medium Giant, which is one of Texas’ largest marketing agencies serving clients nationwide. He previously served as executive vice president/general manager, The Dallas Morning News from February 2017 to March 2018. Grant served as senior vice president of Business Development & Niche Products from September 2013 to January 2017, in which role Grant oversaw all merger and acquisition activity and ran various businesses that The Dallas Morning News owns or operates, ranging from magazines to Spanish language newspapers to digital start-ups. Prior to that, he was vice president of digital for The Dallas Morning News where he was responsible for the monetization of all digital assets. Grant also serves on the boards of News Media Alliance, the Dallas Citizens Council, the Cary M. Maguire Center for Ethics and Public Responsibility at SMU, and the Neeley School of Business Board of Advisors at TCU.

As a result of Grant working in a wide range of roles at the Company and The Dallas Morning News over the past 20 years, he is very familiar with the Company and possesses extensive knowledge and experience in the media industry, which serves to strengthen the Board’s collective qualifications, skills and experience. He is intensely focused on the Company’s transition to assure the journalistic quality of The News while building the foundation for a profitable business.

Dunia A. Shive	Director since September 2021
Age 63	Chairman, Nominating and Corporate Governance Committee

Dunia Shive is retired and served as senior vice president of TEGNA Inc., formerly Gannett Co., Inc., a broadcast and digital media company, from 2013 to 2017. She previously served as president and chief executive officer of Belo Corp. from 2008 to 2013, which was acquired by Gannett in 2013. She joined Belo Corp. in 1993 and served as chief financial officer and in various other leadership positions, including controller, prior to her election as president and chief executive officer. Dunia serves on other public company boards: Kimberly-Clark Corporation (since 2019), Main Street Capital Corporation (since March 2020) and Trinity Industries, Inc. (since 2014). Dunia previously served on the board of Dr Pepper Snapple Group, Inc. from November 2014 to July 2018. Dunia serves as the audit committee chair for Kimberly-Clark and Trinity Industries, and has an understanding of audit committee functions. She also serves on the corporate governance and directors nominating committee and the finance and risk committee of Trinity Industries, and on the Main Street Capital Corporation nominating and corporate governance committee, and compensation committee. Dunia is also a trustee of Downtown Dallas Parks Conservancy.

Dunia has significant experience and knowledge in the leadership of large organizations, accounting, financial, corporate governance, risk management, as well as public company board experience. From her prior experience as an executive officer of Belo Corp., Dunia is familiar with the Company and the complexities of the media environment in which the Company operates. Her extensive corporate and operating experience gives the Board important perspective as DallasNews refines its strategy to transition to a sustainably profitable digital news and information provider.

Vote Required for Approval

The affirmative vote of a plurality of the votes cast represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. For additional information, please see “What number of votes is required to approve each proposal?”

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal One, for the election of each of the director nominees named in this proxy statement.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP served as DallasNews’ independent auditors for the year ended December 31, 2023. The Audit Committee has appointed Grant Thornton LLP to serve in such capacity for 2024, and as a matter of good corporate governance has determined to submit the appointment of Grant Thornton LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider the appointment of other independent public accounting firms.

Representatives of Grant Thornton will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the Grant Thornton fees related to the audits of our annual consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, and the reviews of our quarterly consolidated financial statements for the quarterly periods within those fiscal years. No other fees were incurred.

	2023	2022

Audit Fees	$512,900	$505,075

Audit-Related Fees	$—	$—

Tax Fees	$—	$—

All Other Fees	$—	$—

The Audit Committee has adopted a policy and related procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Grant Thornton before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related and tax services should not exceed one-half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Audit Committee chairman and other Audit Committee members the authority to approve services up to certain limits. Services approved pursuant to delegated authority must be reported to the full Audit Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of approved services, including projected fees. All of the services and fees reflected in the above table were approved by the Audit Committee in accordance with our approval policy.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Two, for the ratification of the appointment of Grant Thornton LLP as DallasNews’ independent registered public accounting firm for the year ending December 31, 2024.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates DallasNews’ corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and subsequent legislation, SEC regulations, corporate governance listing standards adopted by the Nasdaq, and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to DallasNews’ directors, management and other DallasNews employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews DallasNews’ corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents, including the charter for each Board committee and our code of business conduct and ethics, are posted on our website at www.dallasnewscorporation.com under “Investor Relations — Corporate Governance,” and are available in print, without charge, upon written or oral request to DallasNews Corporation, Attention: Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8869. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics on our website.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in DallasNews’ corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the Nasdaq listing standards, as well as additional, more stringent criteria established by the Board. The Board determined that the following directors are independent under these standards: John A. Beckert, Louis E. Caldera, Ronald D. McCray, and Dunia A. Shive. Each of the Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, Nasdaq listing standards and the independence standards set forth in DallasNews’ corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members and all members of the Compensation and Management Development Committee satisfy additional independence requirements specific to compensation committee membership.

Meetings of the Board

The Board held three meetings in 2023. Each incumbent director attended 100% of the aggregate of (1) the total number of meetings held by the Board, and (2) the total number of meetings held by all committees on which he or she served.

Attendance at the Annual Meeting of Shareholders

Directors are expected, but not required, to attend annual meetings of shareholders and all of the incumbent directors then serving attended, either in person or by telephone, the 2023 annual meeting of shareholders.

Committees of the Board

Each of the Board’s standing committees consists of independent directors. John A. Beckert, Louis E. Caldera, Ronald D. McCray, and Dunia A. Shive each serve on the Nominating and Corporate Governance Committee and the Compensation and Management Development Committee. Messrs. Beckert, Caldera and McCray also serve on the Audit Committee. Descriptions follow of each of the committees of the Board of Directors of DallasNews.

Audit Committee

Ronald D. McCray chairs the Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing DallasNews’ financial reporting processes, reviewing the Company’s enterprise risk management process and policies, including cybersecurity, and, as part of this responsibility, consults with our independent auditors and with personnel from DallasNews’ internal audit and financial staffs with respect to corporate accounting, reporting, risk management and internal control practices. The Audit Committee met five times during 2023.

The Board has determined that each member of the Audit Committee meets Nasdaq’s financial knowledge and sophistication requirements. The Board has also determined that at least one member of the Audit Committee, Ronald D. McCray, meets the SEC criteria of an “audit committee financial expert.”

Compensation and Management Development Committee

Louis E. Caldera chairs the Compensation and Management Development Committee. The Compensation and Management Development Committee evaluates the performance of the Chief Executive Officer and sets his compensation level based on this evaluation. The Compensation and Management Development Committee also approves the compensation of the other executive officers and recommends compensation for non-management directors, and administers, among other plans, the 2017 Incentive Compensation Plan (“ICP”), the DallasNews Savings Plan, the DallasNews Change in Control Severance Plan, the DallasNews Pension Plan I and the DallasNews Pension Plan II. It also shares responsibility for senior executive succession planning with the Nominating and Corporate Governance Committee. The Compensation and Management Development Committee met four times during 2023.

To assist the Compensation and Management Development Committee and management in assessing and determining appropriate, competitive compensation for our executive officers and directors, the Compensation and Management Development Committee may engage outside compensation consultants from time to time. In 2023, the Compensation and Management Development Committee did not engage any outside compensation consultants.

The Compensation and Management Development Committee makes the final decisions on Chief Executive Officer (“CEO”) compensation. Our senior management develops preliminary recommendations regarding compensation matters with respect to all executives other than the CEO and provides these recommendations to the Compensation and Management Development Committee, which makes the final decisions as to these other executive officers. For 2023, the primary management liaisons to the Compensation and Management Development Committee were Mr. Moise and Ms. Murray. The management team is responsible for the administration of the compensation program once Compensation and Management Development Committee decisions are finalized.

Nominating and Corporate Governance Committee

Dunia A. Shive chairs the Nominating and Corporate Governance Committee. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping DallasNews’ corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters and shares responsibility for senior executive succession planning. The Nominating and Corporate Governance Committee met four times in 2023.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. It may also take into account any specific financial, technical or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Nominating and Corporate Governance Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The Board does not have a formal diversity policy, but endeavors to have members with a broad mix of professional and personal backgrounds. The Nominating and Corporate Governance Committee assesses the effectiveness of its criteria and its efforts at achieving a diversity of backgrounds and perspectives on the Board when evaluating and recommending new director candidates.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Nominating and Corporate Governance Committee’s attention through current Board members, shareholders or other persons.

At the annual meeting, a shareholder may nominate candidates for election as directors if the shareholder has supplied the information required for director nominations under the advance notice provisions set forth in Article II of DallasNews’ bylaws within the time periods set forth in such Article of the bylaws. The policy of the Nominating and Corporate Governance Committee, as set forth in DallasNews’ corporate governance guidelines, is to consider a properly made shareholder’s recommendation for nominee(s) along with other potential nominees. The Nominating and Corporate Governance Committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources. Shareholders desiring to submit a nomination for director should consult DallasNews’ bylaws, which are available upon request.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which DallasNews seeks to learn more about a candidate’s qualifications, background and level of interest in DallasNews, and the candidate has the opportunity to learn more about DallasNews. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by DallasNews’ shareholders. The Board or the shareholders may also elect a director between annual meetings of shareholders. A director so elected will hold office until the next annual meeting. Between two successive annual meetings the Board may not elect more than two directors to fill vacancies caused by increases in the number of directors.

The Board convenes executive sessions of non-management directors without Company management present at each regularly-scheduled meeting. The Chairman presides at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually, without Grant S. Moise present. Board committee chairs preside at executive sessions of their respective committees.

Board Leadership Structure

The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, to provide independent leadership, the Board has established the position of Chairman. The Chairman is an independent director elected annually by the Board. John A. Beckert serves as the Chairman. The Chairman’s responsibilities and authority include:

•	presiding at meetings of the Board at which the CEO is not present, including executive sessions of the independent directors;

•	having the authority to call executive sessions of the independent directors;

•	serving as a liaison between the CEO, on the one hand, and the independent directors, on the other hand;

•	advising on the flow of information sent to the Board, and reviewing the agenda, materials and schedule for Board meetings; and

•	being available for consultation and communication with major shareholders, as appropriate.

Board Risk Oversight

At least annually, Company management provides the Audit Committee with a report regarding its enterprise risk assessment. The report identifies areas of enterprise risk, and aligns managerial and Board-level oversight, including at the Board committee level, and responsibility with the type of risk. In order to prepare the report, the Company’s Internal Audit department interviews DallasNews business leaders at the corporate and operating unit level about the risk factors identified by the Company in its SEC filings, as well as other potential risks, to confirm Internal Audit’s baseline risk assessment. The risk assessment results are reviewed with management to determine if any future adjustments to the audit plan are needed.

The Audit Committee discusses the report’s findings with management. The Audit Committee oversees management’s risk assessment, including reviewing the Company’s risk profile and evaluating management’s approach to addressing identified risks, including cybersecurity risks. As specified in the Audit Committee charter, one of the specific duties and responsibilities of the Audit Committee is to review and discuss the Company’s policies with respect to risk assessment and risk management. While the Audit Committee has primary oversight responsibility for the risk assessment and management process, other committees of the Board also have responsibility for oversight of risk management. For example, our Human Resources department and Compensation and Management Development Committee consider the risks associated with our compensation policies and practices. The Nominating and Corporate Governance Committee oversees risk associated with the Company’s governance structure and processes.

The Board is kept informed of its committees’ risk oversight and related activities primarily through attendance at Board and committee meetings and management reports. In addition, the Audit Committee escalates issues related to risk oversight to the full Board as appropriate so that the Board is appropriately informed of developments that could affect the Company’s risk profile and other aspects of its business. The Board also considers specific risk topics in connection with strategic planning and other matters. While the Board’s role in oversight of Company risk is not determinative of its leadership structure, the Board’s leadership structure helps facilitate risk assessment and review by independent directors under the leadership of the Chairman of the Board.

Audit Committee Report

As described more fully in our written charter, which is posted on the Company’s website at www.dallasnewscorporation.com under “Investor Relations — Corporate Governance,” the Audit Committee represents the Board in its oversight of DallasNews’ financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Grant Thornton LLP, the Company’s independent auditors for the fiscal year ended December 31, 2023, DallasNews’ audited consolidated financial statements and the audit of the effectiveness of DallasNews’ internal control over financial reporting. The Audit Committee has discussed with Grant Thornton LLP various matters, including the firm’s judgments as to the quality of DallasNews’ accounting principles and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with the firm its independence from DallasNews and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in DallasNews’ Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Respectfully submitted,

Audit Committee

Ronald D. McCray, Chairman

John A. Beckert

Louis E. Caldera

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Secretary, P. O. Box 224866, Dallas, Texas 75222-4866. Communications intended for a specific director or directors (such as the Chairman of the Board or non-management directors) should be addressed to his, her or their attention c/o the Secretary at this address. Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

Employee, Officer, and Director Hedging Policy

The Company does not have a formal hedging policy; however, none of its officers or directors have Company securities that are subject to a hedging arrangement.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

DallasNews’ executive officers as of March 18, 2024 were as follows:

Name	Office Held	Office Held Since

Grant S. Moise	Chief Executive Officer Publisher and President, The Dallas Morning News	2022(1)

Mary Kathryn (Katy) Murray	President, Treasurer and Secretary	2022(2)

Catherine (Cathy) G. Collins	Chief Financial Officer	2024(3)

(1)	Member of the Board of Directors. See “Proposal One: Election of Directors” above for additional information.

(2)

Katy Murray, age 55, became President in May 2022, after serving as Executive Vice President since April 2020. Katy served as the Company’s Chief Financial Officer from April 2015 until March 2024, when she was succeeded by Cathy Collins in accordance with the Company’s succession plan. She has also served as Treasurer since April 2015, and Secretary since April 2022, after serving as Assistant Secretary from April 2015 to April 2022. Katy has over 20 years of accounting and finance experience. Prior to joining the Company, Katy served as the chief financial officer of SourceHOV, a multi-national provider of business processing services, from November 2011 to April 2013 and was responsible for the worldwide finance, accounting, and facility operations of that company. Subsequent to SourceHOV’s acquisition by Citi Venture Capital Investment in April 2013, Katy served in an advisory role to the Finance Committee of the Board of Directors of SourceHOV until April 2014. Prior to serving in such capacity, from October 2010 to October 2011, Katy was chief financial officer of Pivot3, Inc., a provider of converged infrastructure appliances for the video surveillance and virtual desktop markets. In that role, she directed the financial, administrative, human resource, corporate information technology and legal operations for that organization. Prior to that, from September 2006 to October 2010, Katy served as executive vice president/chief financial officer of Taleo Corporation, a then publicly-traded company focused on talent acquisition, performance management, learning and development, and compensation management, which was later acquired by Oracle Corporation. Katy currently serves as chairman of the board of Downtown Dallas, Inc. and was chairman of the board of the SPCA of Texas until December 2018.

(3)

Cathy Collins, age 55, became Chief Financial Officer in March 2024 in accordance with the Company’s succession plan. Cathy joined the Company in 2018 as Director of Finance supporting the digital advertising side of The Dallas Morning News. Cathy was promoted to Senior Director of Finance in June 2019 and her responsibilities were expanded to include all of areas of The Dallas Morning News and Medium Giant. In August 2021, Cathy was promoted to Vice President of Finance and assumed the responsibility for all Finance responsibilities. Cathy also chairs the Company’s 401K Committee. Cathy has over 20 years accounting and finance experience. Prior to joining the Company, Cathy worked at ALM (American Lawyer Media) for 16 years; first as controller (1998-2005) and then as regional publisher, where she remained until 2014. Cathy is a Certified Public Accountant in the State of Texas.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information summarizes annual and long-term compensation awarded to, earned by or paid to DallasNews’ principal executive officer (“PEO”) and its only other executive officer in 2023 (together, the “named executive officers” or “NEOs”) for services in all capacities to DallasNews for the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)

Grant S. Moise	2023	$660,000	$404,250	$—	$429,401	$4,950	$1,498,601
Chief Executive Officer Publisher and President, The Dallas Morning News	2022	$599,692	$319,625	$—	$555,424	$4,575	$1,479,316

Mary Kathryn (Katy) Murray	2023	$445,000	$180,000	$—	$193,013	$4,950	$822,963
President and former Chief Financial Officer	2022	$415,082	$177,500	$—	$252,330	$4,575	$849,487

(1)

The amounts in column (c) for 2022 reflect a prorated base salary for Mr. Moise and Ms. Murray effective May 12, 2022, related to their promotions to Chief Executive Officer and President, respectively.

(2)

In 2022 and 2023, long-term cash incentive compensation (“LTCIs”) were granted outside of the ICP. See the discussion below for a description of the 2022 and 2023 LTCI awards. Fifty percent of the LTCIs granted in 2023 vested in 2023 and are represented in column (d) for 2023. Fifty percent of the LTCIs granted in 2022 vested in each of 2022 and 2023 and are represented in column (d) for each of 2022 and 2023.

(3)

For 2023, amounts were paid by DallasNews to Ms. Murray and Mr. Moise in respect of 2023 performance relative to 2023 financial performance targets and goals, and individual objectives. Ms. Murray and Mr. Moise received $104,013 and $231,401, respectively, based upon achievement relative to the Company’s 2023 financial performance targets and goals. Ms. Murray and Mr. Moise received $89,000 and $198,000, respectively, based upon achievement of their 2023 individual objectives. For 2022, Ms. Murray and Mr. Moise received $149,980 and $333,664, respectively based upon achievement relative to the Company’s 2022 financial performance targets and goals. Ms. Murray and Mr. Moise received $102,350 and $221,760, respectively, based upon achievement of their 2022 individual objectives. 2022 performance bonuses were calculated using base salaries of $445,000 and $660,000 for Ms. Murray and Mr. Moise, respectively.

DallasNews contributed the following amounts to the DallasNews Savings Plan, which amounts are included in column (i):

Name	Year	DallasNews Savings Plan Contribution

Grant S. Moise	2023	$ 4,950

	2022	$ 4,575

Mary Kathryn (Katy) Murray	2023	$ 4,950

	2022	$ 4,575

The total value of executive perquisites and personal benefits paid by DallasNews in 2022 and 2023 did not exceed $10,000 for any of the NEOs.

Incentive Programs

The Company’s executive officers have the opportunity to earn incentive awards, which may be granted in the form of annual cash incentive bonuses, long-term equity-based incentive compensation (“LTEI compensation” or

“LTEIs”) or long-term cash incentive compensation (“LTCI compensation” or “LTCIs”). Incentive awards are supplemental to the executive’s base salary and are designed to focus executives on achieving key financial goals, encourage retention, and motivate and reward them for market-driven results. Annual cash incentive bonuses and LTEIs, to the extent awarded, are provided under the ICP and administered by the Compensation and Management Development Committee. LTCIs are provided outside of the ICP and are administered by the Compensation and Management Development Committee.

Annual Cash Incentive Bonus Program (Non-Equity Incentive Plan Compensation)

Overview. Under the terms of the ICP, our DallasNews executive officers are eligible to receive an annual cash incentive bonus based on financial performance objectives established in the annual financial plan approved by the Board of Directors or other management objectives (such as individual objectives) approved by the Board of Directors. The financial and individual objectives may vary from year to year and reflect the cyclical nature of DallasNews’ businesses due to fluctuating advertising demand and changes in media usage habits by consumers and advertisers, and other competitive conditions, including recruiting and retaining talent.

Specific Program for 2023. The Compensation and Management Development Committee established 2023 target bonus opportunities for Ms. Murray and Mr. Moise expressed as 50% and 75% of their base salaries as of January 1, 2023, respectively. Ms. Murray’s and Mr. Moise’s base salaries as of January 1, 2023 were $445,000 and $660,000, respectively.

Ms. Murray and Mr. Moise were eligible to receive an annual cash incentive bonus based 60% on financial performance objectives and 40% on individual objectives. In order to calculate achievement of financial performance under the ICP with respect to the 2023 incentive bonus for Ms. Murray and Mr. Moise, the Compensation and Management Development Committee selected total adjusted operating expenses, net advertising and marketing services revenue, and net circulation revenue as the financial performance measures, and individual objectives as performance measures. Net advertising and marketing services revenue and net circulation revenue represent GAAP advertising and marketing services revenue and GAAP circulation revenue, respectively, in each case as adjusted to exclude revenues for which the Company acted as an agent under ASU 2014-09, Topic 606. For Ms. Murray and Mr. Moise, the weighting given to the financial performance measures was 20% against adjusted operating expenses, 40% against net advertising and marketing services revenue, and 40% against net circulation revenue. For the adjusted operating expenses financial performance metric, the threshold, target and maximum performance ranges were 105%, 100%, and 95%, respectively, and the threshold, target and maximum bonus payout ranges were 10%, 100%, and 200% respectively. Threshold, target and maximum performance and payout ranges for the net advertising and marketing services revenue component was 95%, 100%, and 105%, respectively, for performance and 10%, 100%, and 200%, respectively, for payout. Threshold, target and maximum performance and payout ranges for the net circulation revenue component were 95%, 100% and 105%, respectively, for performance and 10%, 100% and 200%, respectively, for payout.

The Company believes that linking 60% of the bonus opportunity directly to financial performance, with an opportunity to earn a greater payout than target bonus amount if maximum financial performance is achieved, provides participants with significant motivation to achieve the Company’s financial objectives.

For 2023, individual objectives for Ms. Murray and Mr. Moise comprised performance metrics based on a point system allocated to each objective which included threshold, target and maximum performance ranges for each objective of 50%, 100%, and 200%, respectively. The threshold, target and maximum payout ranges for all objectives were 50%, 100%, and 115%, respectively, with payments pro-rated for performance achievement between the three points. The Company believes that, given the transitional state of the newspaper industry and the unpredictability of core advertising revenues, which directly affect adjusted operating income and revenue, it is important to link 40% of the bonus opportunity to individual objectives that the NEOs can directly influence, and which have a positive qualitative and quantitative impact on the Company while increasing retention. Ms. Murray’s individual objectives included: optimizing print revenue, evaluating certain of the Company’s vendor relationships, evaluating the technology organization and environment, and evolving the Medium Giant business model as both a media and agency business. Mr. Moise’s individual objectives included: growing digital page views on DallasNews.com, optimizing print revenue, filling key vacancies on the Company’s Management

Committee, and evolving the Medium Giant business model as both a media and agency business. For 2023, Ms. Murray’s and Mr. Moise’s individual objectives paid out at 100%, or $89,000 and $198,000, respectively.

Financial Performance Goals and Results for 2023. The tables below show the financial performance goals for 2023 for each of the corresponding performance levels (threshold, target and maximum) and our actual financial performance results for 2023. Actual adjusted operating income results shown in the table include adjustments for items that are excluded for purposes of bonus calculation, as management’s ability to control or influence such items is limited. The adjustments include variances above or below the levels set in the 2023 financial plan approved by the Board of Directors for severance costs and miscellaneous one-time items.

The following table sets forth the financial metrics for 2023 for Ms. Murray and for Mr. Moise:

Financial Metric	Threshold Level Goals As % of Target (10% Funding)	Target Level Goals (100% Funding)	Maximum Level Goals As % of Target (200% Funding)	Actual Results (as adjusted)

Adjusted Operating Expenses	$154,008,206	$146,674,482	$139,340,758	$142,412,000

Net Advertising and Marketing Services Revenue	$58,870,649	$61,969,104	$65,067,559	$59,038,000

Net Circulation Revenue	$62,054,689	$65,320,726	$68,586,762	$65,349,000

Summary of Annual Cash Incentive Bonus Payouts. Net circulation revenue paid out at 101% of target, and adjusted operating expenses and net advertising and marketing services revenue paid out at 158% and 15% of target, respectively. Accordingly, Ms. Murray and Mr. Moise received aggregate annual cash incentive bonus payouts of $104,013 and $231,401, respectively.

Long-Term Incentive Compensation.  In 2018, the Compensation and Management Development Committee approved an all-cash compensation structure for its named executive officers. The Compensation and Management Development Committee also approved changes to the vesting and payout schedule of time-based, long-term cash incentive compensation beginning with 2019 grants for its named executive officers. The executive officers’ long-term, time-based cash incentive (LTCI) awards vest over a two-year period, 50% one year from the date of grant and 50% two years from date of grant. LTCI payments are made outside of the ICP. In the event of an executive’s termination in connection with a change in control or an executive’s retirement after age 55 with at least seven years of service, qualification for long-term disability, or death, vesting of all LTCIs is accelerated and payment is made as soon as practicable but no earlier than allowable under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

For 2023, the total long-term incentive compensation amount for Ms. Murray and Mr. Moise was granted in the form of LTCIs. This LTCI compensation structure is intended to accomplish several objectives, including: (1) aligning the interests of executives with those of shareholders; (2) providing retention to key executives over a multi-year period; (3) enhancing the Company’s ability to recruit executives who can further diversify sources of revenue and grow EBITDA; and (4) ensuring that the total expense incurred is consistent with the value delivered to executives.

LTCI Compensation. The LTCIs granted outside of the ICP in 2023 vested 50% on December 31, 2023. The remaining 50% of the 2023 LTCI grants are scheduled to vest on December 31, 2024, subject to the applicable NEO’s continued service through such date. The LTCIs granted outside of the ICP in 2022 vested 50% on December 31, 2023. The 2022 award was $404,250 and $180,000 for Mr. Moise and Ms. Murray, respectively. The following table displays the amounts of the LTCIs granted to Mr. Moise and Ms. Murray in 2023.

Name	LTCI Award

Grant S. Moise	$404,250

Mary Kathryn (Katy) Murray	$180,000

Discretionary Cash Bonus Policy. On February 29, 2024, the Board of Directors and the Compensation and Management Development Committee approved and adopted a discretionary cash bonus policy (the “Cash Bonus Policy”). Pursuant to the Cash Bonus Policy, we may award cash bonuses to certain of our employees upon the achievement of certain objective corporate, divisional, group, and/or individual performance measures, as determined by the Compensation and Management Development Committee in its sole discretion. The Compensation and Management Development Committee may establish for each eligible employee a target bonus amount, but it shall retain the authority to increase or decrease each employee’s bonus to reflect individual and/or corporate performance or to apply any other objective or subjective criteria the Compensation and Management Development Committee deems appropriate in its sole and absolute discretion. All employees of the Company, including our executive officers, are eligible to participate in the bonus program described in the Cash Bonus Policy.

Compensation Recovery Policy. We have a compensation recovery policy, which provides, among other things, that in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under federal securities laws, the Company shall recover from current and former executive officers a portion or all, as applicable, of any incentive-based compensation that is erroneously awarded to such individuals. Our compensation recovery policy is filed as Exhibit 97 to our 2023 Annual Report on Form 10-K.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO-Moise ($)(1)	Summary Compensation Table Total for PEO-Decherd ($)(2)	Compensation Actually Paid to PEO-Moise ($)(3)	Compensation Actually Paid to PEO-Decherd ($)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(6)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return ($)(7)	Net (Loss) Income ($)(8)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(h)
2023	$1,498,601	$—	$1,498,601	$—	$822,963	$822,963	$137	$(7,112,000)
2022	$1,479,316	$1	$1,479,316	$1	$607,389	$607,389	$108	$(9,786,000)
2021	$—	$1	$—	$1	$991,666	$991,666	$130	$(467,000)

(1)

Mr. Moise became our PEO upon his promotion to CEO on May 12, 2022. The amount in column (b) for Mr. Moise in 2022 reflects all compensation received by Mr. Moise in 2022, including compensation received by Mr. Moise prior to his promotion to CEO. Compensation received by Mr. Moise prior to his promotion to CEO is additionally included in columns (d) and (e) for 2022 and 2021.

(2)	Robert W. Decherd was our PEO until his retirement as chief executive officer on May 12, 2022. Mr. Decherd’s annual base compensation was reduced to $1 in August 2020.

(3)	Currently, the Company does not have any outstanding stock awards that would require adjusting amounts in column (b) for Mr. Moise.

(4)	The Company did not have any outstanding stock awards that would require adjusting amounts in column (b) for Mr. Decherd.

(5)

For 2023, our only non-PEO NEO was Ms. Murray. For 2022, our non-PEO NEOs were Ms. Murray, our former general counsel, Christine E. Larkin, and, until his promotion to CEO, Mr. Moise. For 2021, our non-PEO NEOs were Ms. Murray and Mr. Moise. The amounts in column (d) reflect the average total compensation of our non-PEO NEOs, provided, that for purposes of calculating such amount for 2022, Mr. Moise’s total compensation reflects only his prorated compensation through May 12, 2022, the date of his promotion to CEO. Mr. Moise’s total compensation for 2022 is reflected in columns (b) and (c).

(6)	Currently, the Company does not have any outstanding stock awards that would require adjusting amounts in column (d).

(7)

Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)	Reflects “Net Loss” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022 and 2021.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net (Loss) Income

The following graph shows the relationship of “compensation actually paid” to our principal executive officers and other named executive officers in 2023, 2022 and 2021 to DallasNews’ net loss.

Compensation Actually Paid and Cumulative TSR

The following graph shows the relationship of “compensation actually paid” to our principal executive officers and other named executive officers in 2023, 2022 and 2021 to the cumulative TSR of DallasNews assuming an initial investment of $100.

Change in Control Arrangements and Other Agreements upon Termination of Employment

Retention Bonus Letters

On May 12, 2022, the Company entered into retention bonus letters (each, a “Retention Bonus Letter” and together, the “Retention Bonus Letters”) with Mr. Moise and Ms. Murray (each, an “Executive” and together, the “Executives”). The Retention Bonus Letters provide for the payment of retention bonuses of $1,000,000 to Mr. Moise and $670,000 to Ms. Murray, as applicable, in the event a change in control occurs and such Executive is still employed by the Company or its successor 180 days following the closing date of the change in control.

The circumstances that would result in a change in control under the Retention Bonus Letters include:

(1) the acquisition by a person or group of 30% or more of the combined voting power of the Company’s voting securities (excluding voting securities held by Robert W. Decherd and voting securities held by any entity over which Mr. Decherd has sole or shared voting power);

(2) certain changes in the membership of the Company’s Board of Directors that are not approved by the incumbent directors;

(3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of DallasNews’ common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60% of the combined voting power of the voting securities of the continuing company resulting from such transaction; or

(4) approval by the Company’s shareholders of a plan of liquidation or dissolution;

provided, in each case, that such transaction also constitutes a change in ownership or control within the meaning of Section 409A of the Code.

In the event the Executive’s employment is terminated by the Company without cause or by such Executive for good reason before the 180th day following the closing date of a change in control, the Retention Bonus Letters provide for a lump sum payment of $1,500,000 to Mr. Moise and $1,000,000 to Ms. Murray, as applicable, provided that he or she signs a release of claims within 30 days of the termination of employment and does not revoke such release. In the event the Executive’s employment is terminated by the Company without cause or by such Executive for any reason on or after the 180th day following the closing date of a change in control and prior to the 18-month anniversary of the closing date of such change in control, the Retention Bonus Letters provide for a lump sum payment of $500,000 to Mr. Moise and $330,000 to Ms. Murray, provided that he or she signs a release of claims within 30 days of the termination of employment and does not revoke such release. The Retention Bonus Letters also provide for the acceleration of outstanding equity awards. The term “cause,” as used in the Retention Bonus Letters, means (i) conviction of, or plea of guilty or nolo contendere to, a felony involving moral turpitude or that involves a misappropriation of the assets of the Company or a subsidiary thereof, (ii) commission or omission of one or more acts constituting negligence, fraud or other misconduct that have a detrimental effect on the Company or a subsidiary thereof or (iii) violation of any of the Company’s material policies (including the Company’s code of business conduct and ethics, as in effect from time to time). The term “good reason,” as used in the Retention Bonus Letters, means the occurrence of, without the respective Executive’s prior written consent, (i) a material reduction of duties or responsibilities (other than solely as a direct result of the Company no longer being publicly traded), (ii) a material reduction in base salary, (iii) a change in principal place of employment to a location more than 50 miles from the respective Executive’s principal place of employment on the date of the Retention Bonus Letter or (iv) the Company’s material breach of the Retention Bonus Letter.

Severance Plan

The Severance Plan, an employee welfare benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, provides severance benefits to eligible employees, including the NEOs, following involuntary terminations of employment by the Company, including, but not limited to, reduction-in-force and re-engineering actions. The severance benefit provided under the Severance Plan for participants at or above the level of vice president is an amount equal to 1.0 week of base pay multiplied by the number of years of service, subject to a minimum benefit of 16 weeks of pay and a maximum of 26 weeks of pay, plus six months of COBRA premiums. Severance benefits are paid in a lump sum following termination of employment and upon the execution of a release. Outplacement services also may be provided.

ICP Change-in-Control Benefits

Compensation and benefits of all plan participants, which include DallasNews’ executive officers, under the Company’s ICP may also be affected by a change in control of DallasNews. Generally, under the ICP, a change in control event means the first of the following to occur unless the Board of Directors has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ICP:

•	specified changes in the majority composition of DallasNews’ Board;

•	specified mergers or sales or dispositions of all or substantially all of DallasNews’ assets;

•	shareholder approval of a plan of complete liquidation or dissolution of DallasNews; or

•	acquisition of more than 30% of the combined voting power of DallasNews common stock.

Following a change in control of DallasNews, ICP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by ICP participants become fully-vested and are immediately exercisable; time-based RSUs vest and are payable in full immediately; performance-based RSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately.

Potential Payments upon Change in Control or Termination of Employment

The following table reflects the approximate value of the severance benefits available to each of the NEOs if there had been a change in control, termination of employment due to death, disability or retirement, involuntary termination without cause, or termination of employment in connection with a change in control (as described herein), on December 31, 2023 under the ICP, the Severance Plan or the Retention Bonus Letters, given each NEO’s respective compensation and service levels at DallasNews as of such date and, if applicable, based on DallasNews’ closing stock price on that date. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits generally available to salaried employees.

Potential Payments on Change in Control or upon Termination of Employment at December 31, 2023
Name and Description of Benefit	Involuntary Termination Without Cause	Change in Control	Termination/ Change in Control	Death, Disability or Retirement After Age 55 with Seven Years’ Service
(a)	(b)	(c)(3)	(d)(4)	(e)

Grant S. Moise
Non-equity incentives(1)	$—	$495,000	$495,000	$—
LTCIs(2)	$202,125	$—	$202,125	$202,125
Retention Bonus Letter payments	$—	$1,000,000	$1,500,000	$—
Severance Plan Payment	$—	$—	$—	$—
Total	$202,125	$1,495,000	$2,197,125	$202,125
Mary Kathryn (Katy) Murray
Non-equity incentives(1)	$—	$222,500	$222,500	$—
LTCIs(2)	$270,000	$—	$270,000	$270,000
Retention Bonus Letter payments	$—	$670,000	$1,000,000	$—
Severance Plan Payment	$—	$—	$—	$—
Total	$270,000	$892,500	$1,492,500	$270,000

(1)

In the event of a change in control, short-term, non-equity incentives (cash incentive bonuses) under the ICP are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date). The amounts in columns (c) and (d) reflect the target bonus for each NEO. Cash bonuses are not automatically paid for executives terminating under other circumstances.

(2)

Generally, all unvested LTCIs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns; however, the Compensation and Management Development Committee retains discretion to accelerate the vesting of these awards in the case of involuntary severance without cause. At December 31, 2023, in the event of an executive’s termination in connection with a change in control or an executive’s retirement after age 55 with at least seven years of service, qualification for long-term disability, or death, vesting of all LTCIs is accelerated and payment is made as soon as practicable but no earlier than allowable under Section 409A of the Code. No officers listed above were entitled to a gross-up payment.

(3)	Assumes the Executive is still employed by the Company 180 days after a change in control.

(4)	Assumes termination of the Executive within 18 months of a change in control, either by the Company without cause or by the Executive for good reason.

DIRECTOR COMPENSATION

Director Compensation for 2023

Non-employee directors receive compensation for their Board and committee service. Mr. Moise is not eligible to receive compensation as a non-employee director. Based on recommendations from the Compensation and Management Development Committee, the Board determines the amount of non-employee director compensation each year and designates the manner in which it is paid. An annual retainer has been established for service through the date of the next annual meeting. Non-employee directors who are initially elected at a time other than at an annual meeting of shareholders receive a proportionate share of compensation relative to the service provided during an ordinary term of service. For the 2023 – 2024 term of service beginning May 11, 2023, the date of the Company’s 2023 annual meeting of shareholders, the annual retainer was set at $105,000 in cash, paid quarterly. In addition, the Chairman of the Board is paid an additional annual retainer of $15,000. No additional amounts will be paid to committee chairs. DallasNews reimburses directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings.

The following table sets forth compensation for each DallasNews non-employee director for service as a director during the year ended December 31, 2023:

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Total ($)
(a)	(b)	(h)

John A. Beckert	$116,250	$120,000

Louis E. Caldera	$105,000	$105,000

Ronald D. McCray	$105,000	$105,000

Dunia A. Shive	$105,000	$105,000

No non-employee director stock options or RSUs were outstanding as of December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company is not aware of any related person transactions that would require disclosure.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2023 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the year ended December 31, 2023 may be obtained without charge upon written or oral request to DallasNews Corporation, Attention: Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8869. Our Annual Report on Form 10-K is also available free of charge on www.dallasnewscorporation.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own DallasNews common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one set of proxy materials from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2023 annual report, please contact the Treasury Department at DallasNews Corporation (P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-2744), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please notify the brokerage firm, bank, broker-dealer or other similar organization where your shares are held.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future DallasNews proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications when voting via the Internet at www.proxyvote.com. When prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account so that when future proxy statements and annual reports become available, you will receive an email notice instructing you on how to access them over the Internet.

SHAREHOLDER PROPOSALS FOR 2025 MEETING

In order to propose business for consideration or nominate persons for election to the DallasNews Board, a shareholder must comply with the advance notice provisions of our bylaws and all applicable SEC requirements. The bylaws provide that any such proposals or nominations must be submitted to and received by us between January 9, 2025 and February 8, 2025 in order to be considered at the 2025 annual meeting (unless the annual meeting occurs before April 9, 2025 or after July 8, 2025, in which case such notice must be delivered not later than the close of business on the later of the 90th day prior to the 2025 annual meeting or the 10th day following the day on which the date of the annual meeting is publicly disclosed) and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2025 annual meeting may do so by submitting the proposal to the attention of DallasNews’ Secretary by no later than November 27, 2024 (unless the date of the 2025 annual meeting occurs before April 9, 2025 or after June 8, 2025, in which case such notice must be delivered by a reasonable time prior to the date DallasNews prints and sends its proxy materials) and following the procedures described in the Company’s bylaws and SEC Rules 14a-8 and 14a-18.

Shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of the Company’s bylaws.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

KATY MURRAY

Secretary

Dated: March 27, 2024

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS

Excerpted from DallasNews Corporation

Corporate Governance Guidelines

The complete current version of the Corporate Governance Guidelines as approved and adopted by the

Board of Directors is posted on DallasNews’ website at www.dallasnewscorporation.com.

A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to:

DallasNews Corporation

Attention: Secretary

P. O. Box 224866

Dallas, Texas 75222-4866

(214) 977-8869

Board Composition & Qualifications

Majority Voting in the Election of Directors; Director Resignation Policy

If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast in an uncontested election at any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her offer to resign.

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APPENDIX B

INDEPENDENCE STANDARDS

Excerpted from DallasNews Corporation

Corporate Governance Guidelines

The complete current version of the Corporate Governance Guidelines as approved and adopted by the

Board of Directors is posted on DallasNews’ website at www.dallasnewscorporation.com.

A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to

DallasNews Corporation, Attention: Secretary

P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8869

Board Composition & Qualifications

Independence

A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the NASDAQ Stock Market (“NASDAQ”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees:

Number, Structure and Independence of Committees

The Board has three standing committees: Audit, Compensation and Management Development, and Nominating and Corporate Governance. All members of the Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees shall be directors who meet the NASDAQ standards of “independence” as determined by the Board. Directors who serve on the Audit and Compensation and Management Development Committees must meet additional independence criteria described in Attachment A to these Guidelines, and directors who serve on the Audit Committee must be financially literate as determined by the Board.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no relationship with DallasNews Corporation, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with DallasNews Corporation, that in the opinion of the Board would interfere with exercising independent judgment in carrying out a director’s responsibilities. For purposes of these standards, “DallasNews Corporation” means DallasNews Corporation and its consolidated subsidiaries, collectively.

(A)	the director is not, and in the past three years has not been, an employee of DallasNews Corporation;

(B)

neither the director nor a family member of the director has received, during any 12-month period in the past three years, any direct compensation from DallasNews Corporation in excess of $120,000, other than: (i) compensation for Board or committee service, (ii) compensation received by the director’s family member for service as a non-executive employee of DallasNews Corporation, and (iii) benefits under a tax-qualified retirement plan, or other forms of deferred non-discretionary compensation for prior service;

Provided, however, that in addition to the independence requirements set forth in (A) and (B) above, members of the Audit Committee shall also be subject to the following requirements:

(C)	a family member of the director is not, and in the past three years has not been, employed as an executive officer of DallasNews Corporation;

(D)

the director is not a partner in, or a controlling shareholder or executive officer of, and no family member of the director is a partner in, or a controlling shareholder or executive officer of, any organization to which DallasNews Corporation made, or from which DallasNews Corporation

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received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in DallasNews Corporation’s securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(E)

neither the director nor a family member of the director is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of DallasNews Corporation served on the compensation committee of another company at the same time the director or a family member of the director served as an executive officer of that company; and

(F)

neither the director nor a family member of the director is a current partner of DallasNews Corporation’s outside auditing firm, or was a partner or employee of DallasNews Corporation’s outside auditor who worked on DallasNews Corporation’s audit at any time during any of the past three years.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from DallasNews Corporation or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with DallasNews Corporation; or (2) is “an affiliated person” of DallasNews Corporation or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

In determining whether a director is considered independent for purposes of serving on the Compensation and Management Development Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship to DallasNews Corporation that is material to the director’s ability to be independent from management in connection with the duties of a Compensation and Management Development Committee member, including, but not limited to: (1) the source of the director’s compensation, including any consulting, advisory or other compensatory fee from DallasNews Corporation; and (2) whether the director is affiliated with DallasNews Corporation, any of its subsidiaries, or an affiliate of any of its subsidiaries.

For purposes of this Attachment A, a “family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

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NOTICE TO PARTICIPANTS IN THE DALLASNEWS CORPORATION SAVINGS PLAN

This notice to participants in the DallasNews Corporation Savings Plan accompanies the proxy materials relating to the 2024 Annual Meeting of Shareholders of DallasNews Corporation (“DallasNews” or the “Company”) that will be held in the auditorium of DallasNews’ corporate headquarters at 1954 Commerce Street, Dallas, Texas 75201, on Thursday, May 9, 2024, at 9:30 a.m., Central Daylight Time. The DallasNews Board of Directors has fixed the close of business on March 13, 2024 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the 2024 Annual Meeting of Shareholders or any adjournment(s) thereof. The annual meeting will be held for the purpose of electing directors, ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of the DallasNews Corporation Savings Plan (“Fidelity”), can vote the shares of DallasNews stock held by the Savings Plan. However, under the terms of your plan, you are entitled to instruct Fidelity how to vote the shares of DallasNews stock that were allocated to your plan account at the close of business on the Record Date. Voting instructions with respect to shares held in the Savings Plan must be received by 11:59 p.m. Eastern Daylight Time on May 7, 2024, and may not be provided during the meeting.

The enclosed voting instruction card includes instructions on how to access the proxy materials and how to provide your voting instructions to Fidelity via the Internet. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the enclosed voting instruction card, by using the toll-free telephone number provided in the proxy materials, or by completing the voting instruction card and returning it in the envelope provided.

With respect to the DallasNews Corporation Savings Plan, Fidelity will vote all DallasNews shares held by the plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 7, 2024 from participants in the plan, unless Fidelity determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date and return a paper voting instruction card but do not check any boxes on the card, then Fidelity will vote your plan shares FOR all nominees standing for election as directors, and FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. In addition, at its discretion, Fidelity is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to Fidelity are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of DallasNews or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct Fidelity to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, Fidelity must establish a cut-off date for receipt of voting instructions. The cut-off date is May 7, 2024, and therefore it is important that you act promptly to vote your plan shares on or before that date. Voting instructions received by Fidelity after the cut-off date will not be tabulated. If Fidelity does not receive timely instructions from you with respect to your plan shares, Fidelity will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in the DallasNews Corporation Savings Plan.

Further Information

If you are a direct shareholder of DallasNews, please note that you must vote your directly-owned shares and your plan shares separately. You may not use the card or the voter identification information with respect to your directly-owned shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct Fidelity how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

March 27, 2024

FIDELITY MANAGEMENT TRUST COMPANY as Trustee of the DALLASNEWS CORPORATION SAVINGS PLAN

DALLASNEWS CORPORATION ATTN: CORPORATE SECRETARY 1954 COMMERCE STREET DALLAS, TX 75201 SCAN TO VIEW MATERIALS & VOTE w SCAN TO VIEW MATERIALS & VOTE w YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the annual meeting date. Voting instructions with respect to DallasNews Corporation shares held in the DallasNews Savings Plan (the “Savings Plan”) must be received by 11:59 p.m. Eastern Time on May 7, 2024, and may not be provided at the meeting. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please have your 16-digit control number ready when voting by Internet or phone. Please have your 16-digit control number ready when voting by Internet or phone. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V31301-P06445-Z87027 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DALLASNEWS CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends a vote “FOR” number(s) of the nominee(s) on the line below. the following nominees: ! ! ! 1. Election of Directors Nominees 01) John A. Beckert 02) Louis E. Caldera 03) Ronald D. McCray 04) Grant S. Moise 05) Dunia A. Shive The Board of Directors recommends a vote “FOR” Proposal 2: For Against Abstain 2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending ! ! ! December 31, 2024. NOTE: In their discretion, the proxyholders and trustee are authorized to vote on any other matters that may properly come before the meeting or any adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company’s 2024 Proxy Statement, Annual Report for the Year Ended December 31, 2023 and Notice to Plan Participants are available at www.proxyvote.com. DALLASNEWS CORPORATION Annual Meeting of Shareholders May 9, 2024 at 9:30 AM CDT This proxy is solicited by the Board of Directors Appointment of Proxies: The undersigned hereby appoints John A. Beckert and Katy Murray, or any one or more of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of the common stock of DallasNews Corporation (“DallasNews”) held of record by the undersigned on March 13, 2024 at the 2024 Annual Meeting of Shareholders, and any adjournment or postponement thereof. Voting Instructions by Participants in the Savings Plan: This proxy/voting instruction card, when properly completed and returned by you, constitutes voting instructions to Fidelity Management Trust Company (“Fidelity”), as the trustee of the Savings Plan, to vote the shares of DallasNews common stock allocated to your plan account as of March 13, 2024 at the 2024 Annual Meeting of Share-holders, and any adjournment or postponement thereof, and also constitutes voting instructions to Fidelity for a proportionate number of shares of DallasNews common stock in the Savings Plan for which voting instructions have not been received. Your instructions to Fidelity will be held in confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of DallasNews. Please use the other side of this form in giving your instructions. THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. IF YOU SIGN, DATE AND RETURN A PROXY/VOTING INSTRUCTION CARD BUT DO NOT CHECK ANY BOXES ON THE CARD, THEN THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” THE RAT-IFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGIS-TERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024, AND IN THE PROXYHOLDERS’ OR THE TRUSTEE’S, AS APPLICABLE, DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING. Continued and to be signed on reverse side